UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2005

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Glenpointe Centre West Teaneck, New Jersey		07666

(Address of Principal Executive Offices)		(Zip Code)

(201) 801-0233
(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

      Cognizant Technology Solutions Corporation (the “Company”) is providing updated information relating to the Company’s outstanding Class A common stock and options. As of May 2, 2005, there were 135,400,554 shares of Class A common stock outstanding. As of April 30, 2005, there were 18,980,719 options to purchase Class A common stock outstanding.

Stock Options Outstanding as of April 30, 2005
(Unaudited)

      A breakdown of the options outstanding at April 30, 2005 is presented below:

Stock Option Plans	Options Outstanding	Options Available for Grant	Weighted Average Exercise Price of Options Outstanding
Key Employee Stock Option Plan	455,415	761,580	$0.496
Non-Employee Director Stock Option Plan	100,000	14,000	$23.395
1999 Incentive Compensation Plan	18,425,304	1,248,360	$11.252

Total	18,980,719	2,023,940	$11.058

      Each of the foregoing stock option plans have been approved by the Company's stockholders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Gordon Coburn

Name: Gordon Coburn Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: May 27, 2005